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                                                                      EXHIBIT 21

                                    DEERE & COMPANY
                              AND CONSOLIDATED SUBSIDIARIES

                             SUBSIDIARIES OF THE REGISTRANT

                                 As of October 31, 1995


     Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.
                                                       Organized
                                                       Under the
Name of Subsidiary                                      Laws of
------------------                                     ---------
Subsidiaries included in consolidated
  financial statements *
    John Deere Industrial Equipment Company.........   Delaware
    John Deere Limited..............................   Canada
    John Deere - Lanz Verwaltungs A.G.
      (99.9% owned by Deere & Company)..............   Germany
    John Deere S.A..................................   France
    John Deere Iberica S.A..........................   Spain
    John Deere Intercontinental GmbH (Germany)......   Germany
    Chamberlain Holdings Limited (Australia)........   Australia
    John Deere Limited Australia ...................   Australia
    John Deere Power Products, Inc..................   Tennessee
    John Deere Foreign Sales Corporation Limited....   Jamaica
    John Deere Credit Company.......................   Delaware
    John Deere Capital Corporation..................   Delaware
    John Deere Finance Limited......................   Canada
    John Deere Receivables, Inc.....................   Nevada
    Deere Credit, Inc...............................   Delaware
    Deere Credit Services, Inc......................   Delaware
    John Deere Insurance Group, Inc.................   Delaware
    John Deere Insurance Company of Canada..........   Canada
    Rock River Insurance Company....................   Illinois
    Sierra General Life Insurance Company...........   Nevada
    Tahoe Insurance Company.........................   Nevada
    John Deere Insurance Company....................   Illinois
    John Deere Health Care, Inc.....................   Delaware
    Heritage National Healthplan, Inc...............   Illinois
    Heritage National Healthplan of Tennessee, Inc..   Tennessee
    John Deere Family Healthplan, Inc...............   Illinois
_________

   * Twenty-four consolidated subsidiaries and seventeen unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.



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